Gibraltar Announces First-Quarter 2020 Financial Results

Q1 Revenues Grow 10%, GAAP and Adjusted EPS Grow 95% and 68%, Respectively
Backlog of $258 Million up 39% on Renewable Energy and Conservation and Infrastructure Demand
Strong Balance Sheet and Liquidity Supports Execution and Ongoing Improvement in the Business
First-Hand Experience with SARS, Executing Pandemic Playbook

Buffalo, New York, May 6, 2020 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the renewable energy, conservation, residential, industrial and infrastructure markets, today reported its financial results for the three-month period ended March 31, 2020.

“We got off to the start we expected with continued strength in our growth businesses, particularly Renewable Energy & Conservation. Overall revenue increased 9.7%, of which 2.8% was organic, adjusted EPS up 68% and our backlog grew 39% to a record level of $258 million. Renewable Energy & Conservation revenue grew 22.8% from acquisitions and 17.5% organically. Residential Products revenue was flat despite additional product line simplification, and strength in Infrastructure revenue was offset by weakness in our Industrial markets.”

“I managed a business in Asia during the SARS crisis, and I learned the most important thing we can do in times like this is to support our families, both at home and at work, focus on what we can control and do it well, and be aggressive in our fight to collectively solve problems. Since the COVID-19 pandemic emerged, our team has demonstrated tremendous resiliency and fortitude in navigating through this challenge, and I am incredibly proud of our entire organization,” said President and Chief Executive Officer Bill Bosway. “We launched our initial pandemic task force in February and shortly thereafter began implementing new operating protocols to further support the health and safety of our team while operating our businesses deemed essential for our customers.”

“The impact to our businesses across Gibraltar has varied by end market with continued strength in our renewables and conservation and infrastructure businesses, consistent demand in our core Residential Products business, and slower demand in line with market in our Industrial business. We continue to meet our customers’ needs as our teams operate well along with our supply chain partners. Where we have competency, technology and capacity to do so, we have repurposed production lines to manufacture personal protective equipment (PPE), including masks, face shields, and hand sanitizer. We have distributed PPE to each of our team members across Gibraltar, and their family members, and we are also supporting local health care providers and first responders as needed. In addition, our team recently donated 3.3 million meals to food banks located in the communities where we operate. We will continue to do our best to be part of the solution.”
First Quarter 2020 Consolidated Results
Gibraltar reported the following consolidated results:

	Three Months Ended March 31,
Dollars in millions, except EPS	GAAP			Adjusted
	2020	2019	% Change	2020	2019	% Change
Net Sales	$249.4	$227.4	9.7%	$249.4	$227.4	9.7%
Net Income	$12.1	$6.3	92.1%	$15.4	$9.2	67.4%
Diluted EPS	$0.37	$0.19	94.7%	$0.47	$0.28	67.9%

First quarter 2020 net sales increased 9.7% to $249.4 million versus 2019, in the range of the quarterly guidance provided in Gibraltar’s fourth quarter 2019 earnings release. Of the 9.7% increase, organic growth generated 2.8% driven by our Renewable Energy & Conservation segment, with inorganic growth generating 6.9% from our current quarter acquisitions of Thermo Energy Solutions and Delta Separations, along with Apeks Supercritical, which we acquired in the third quarter of 2019.
GAAP earnings increased 92.1% to $12.1 million, or $0.37 per share, while adjusted earnings increased 67.4% to $15.4 million, or $0.47 per share, the result of organic growth in Renewable Energy & Conservation, improved solar tracker field performance, favorable alignment of price to material costs, improved profitability in Residential Products, lower interest expense, and continuing benefits from operational excellence initiatives. The adjusted amounts for the first quarter of 2020 remove expenses of $0.10 per share, associated with senior leadership transition, acquisitions and restructuring. Special items removed from both the first quarters of 2020 and 2019 are further described in the appended reconciliation of adjusted financial measures.

First Quarter Segment Results

Renewable Energy & Conservation
For the first quarter, the Renewable Energy & Conservation segment reported:

	Three Months Ended March 31,
Dollars in millions	GAAP			Adjusted
	2020	2019	% Change	2020	2019	% Change
Net Sales	$96.5	$68.8	40.3%	$96.5	$68.8	40.3%
Operating Margin	5.9%	2.4%	350 bps	7.0%	2.5%	450 bps

Renewable Energy & Conservation revenues increased 40.3%, driven by organic growth of 17.5% and inorganic growth of 22.8% resulting from the acquisitions of Apeks Supercritical, Thermo Energy Solutions and Delta Separations. Segment backlog increased to record levels, up 58% versus 2019, the result of good market dynamics, participation gains, and the impact of recent acquisitions.

The segment’s core business continued to improve and deliver solid operating results driven by participation gains, volume leverage, productivity improvements, and favorable price/material cost alignment. The impact from acquisitions was consistent with expectations, and although early in the integration process, remains on track to deliver targeted returns in year three. Adjusted operating margin for the first quarter of 2020 and 2019 removes special charges for acquisition related items and restructuring initiatives, as further described in the appended reconciliation of adjusted financial measures.

Residential Products
For the first quarter, the Residential Products segment reported:

	Three Months Ended March 31,
Dollars in millions	GAAP			Adjusted
	2020	2019	% Change	2020	2019	% Change
Net Sales	$103.4	$103.7	(0.3)%	$103.4	$103.7	(0.3)%
Operating Margin	13.3%	11.7%	160 bps	13.5%	11.8%	170 bps

Residential Products revenue decreased slightly versus 2019 due to additional product line simplification initiatives, and less demand for our product lines sold directly to homeowners. Total revenue grew slightly with solid growth in our core roofing-related products and postal businesses before the impact of product line simplification. Adjusted operating margin increased due to strong execution, improved material cost alignment and 80/20 simplification initiatives. Adjusted operating margin for the first quarters of 2020 and 2019 removes the special charges for restructuring initiatives under the 80/20 program as further described in the appended reconciliation of adjusted financial measures.

Industrial & Infrastructure Products
For the first quarter, the Industrial & Infrastructure Products segment reported:

	Three Months Ended March 31,
Dollars in millions	GAAP			Adjusted
	2020	2019	% Change	2020	2019	% Change
Net Sales	$49.5	$54.9	(9.8)%	$49.5	$54.9	(9.8)%
Operating Margin	8.1%	7.5%	60 bps	8.1%	7.5%	60 bps

Segment revenue decreased nearly 10%, driven by lower demand for core industrial products as customers delayed purchases in a declining steel price environment. The infrastructure business delivered strong revenue growth driven by solid market activity, participation gains along with modest price increases, and continued to grow backlog.
The increase in adjusted operating margin was driven by strong performance in our infrastructure business and continued improvement in our industrial business, a more favorable alignment of price to material costs and continued execution on 80/20 profit improvement initiatives. Adjusted operating margin for the first quarters of 2020 and 2019 removes special charges for restructuring initiatives as further described in the appended reconciliation of adjusted financial measures.

Business Outlook

Gibraltar continues to accelerate growth and margin improvement through organic and inorganic investment in inherently attractive end markets that are vital to the economy’s core needs and less impacted by economic variables. Gibraltar’s higher growth businesses - renewable energy, commercial greenhouse growing, and processing - represented 39% of first quarter revenue and generated 58% growth in backlog as these markets continue to accelerate. The infrastructure business is also experiencing solid market growth and participation gains as reflected in backlog that has grown 13% over the prior year quarter.
The core residential building products businesses - ventilation, building accessories, and postal - delivered modest growth in the first quarter, but did see demand begin to slow after the end of the first quarter. The home improvement and industrial businesses have been the most impacted in today’s environment. Overall, Gibraltar expects demand in the immediate future to lag prior year until consumer confidence and spending improves.
Bill Bosway commented, “We will continue to enhance our revenue and income streams and, backed by the strength of our balance sheet, will remain laser-focused on executing our strategy, working to improve our business, and helping our team, customers, suppliers, and partners successfully navigate through today’s environment. We are leveraging our operating system - Business Systems, Portfolio Management, and Organization Development - to refine our business, strengthen the organization, and execute critical initiatives that will accelerate growth, profitability, asset utilization, and further improve ROIC.”
Bill Bosway concluded, “Right now, without more clarity, it is difficult to provide guidance for the second quarter and full-year 2020. Therefore, we are going to rescind our previous guidance. That being said, we do expect to deliver positive earnings and generate cash from operations throughout 2020. We will revisit the practice of providing guidance as we gain insight into the timing of recovery from the pandemic.”
First Quarter 2020 Conference Call Details
Gibraltar will host a conference call today starting at 9:00 a.m. ET to review its results for the first quarter of 2020. Interested parties may access the call by dialing (877) 407-3088 or (201) 389-0927 or by accessing the webcast at the Investor Info section of the Company’s website at www.gibraltar1.com. Presentation slides referenced during the conference call will be available for download on the website. A webcast replay of the conference call and a copy of the transcript will be available on the website following the call.
About Gibraltar
Gibraltar Industries is a leading manufacturer and provider of products and services for the renewable energy, conservation, residential, industrial, and infrastructure markets. With a three-pillar strategy focused on business systems, portfolio management, and organization and talent development, Gibraltar’s mission is to create compounding and sustainable value with strong leadership positions in higher growth, profitable end markets. Gibraltar serves customers primarily throughout North America. Comprehensive information about Gibraltar can be found on its website at www.gibraltar1.com.

Forward-Looking Statements

Certain information set forth in this news release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things, the impacts of COVID-19 on the global economy and on our customers, suppliers, employees, operations, business, liquidity and cash flows, other general economic conditions and conditions in the particular markets in which we operate, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, and our ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions.  Before making any investment decisions regarding our company, we strongly advise you to read the section entitled “Risk Factors” in our most recent annual report on Form 10-K which can be accessed under the “SEC Filings” link of the “Investor Info” page of our website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Adjusted Financial Measures
To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this news release. Adjusted financial measures exclude special charges consisting of restructuring costs primarily associated with the 80/20 simplification initiative, senior leadership transition costs, debt repayment, acquisition related costs, and other reclassifications. These adjustments are shown in the reconciliation of adjusted financial measures excluding special charges provided in the supplemental financial schedules that accompany this news release. The Company believes that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results and may be different than adjusted measures used by other companies.

Contact:
LHA Investor Relations
Jody Burfening/Carolyn Capaccio
(212) 838-3777
rock@lhai.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Net Sales	$249,439	$227,417
Cost of sales	193,052	183,517
Gross profit	56,387	43,900
Selling, general, and administrative expense	41,197	33,334
Income from operations	15,190	10,566
Interest (income) expense	(47)	2,061
Other expense	192	589
Income before taxes	15,045	7,916
Provision for income taxes	2,986	1,571
Net income	$12,059	$6,345

Net earnings per share:
Basic	$0.37	$0.20
Diluted	$0.37	$0.19
Weighted average shares outstanding:
Basic	32,586	32,279
Diluted	32,883	32,617

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$85,966	$191,363
Accounts receivable, net of allowance of $5,781 and $6,330	172,452	147,515
Inventories	88,585	78,476
Prepaid expenses and other current assets	16,149	19,748
Total current assets	363,152	437,102
Property, plant, and equipment, net	95,882	95,409
Operating lease assets	33,991	27,662
Goodwill	382,045	329,705
Acquired intangibles	107,528	92,592
Other assets	1,924	1,980
	$984,522	$984,450
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$102,816	$83,136
Accrued expenses	84,140	98,463
Billings in excess of cost	34,567	47,598
Total current liabilities	221,523	229,197
Deferred income taxes	39,999	40,334
Non-current operating lease liabilities	24,968	19,669
Other non-current liabilities	20,675	21,286
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares; 33,388 shares and 33,192 shares issued and outstanding in 2020 and 2019	334	332
Additional paid-in capital	297,269	295,582
Retained earnings	417,436	405,668
Accumulated other comprehensive loss	(11,271)	(5,391)
Cost of 986 and 906 common shares held in treasury in 2020 and 2019	(26,411)	(22,227)
Total shareholders’ equity	677,357	673,964
	$984,522	$984,450

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Cash Flows from Operating Activities
Net income	$12,059	$6,345
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	5,338	4,941
Stock compensation expense	1,665	2,371
(Benefit of) provision for deferred income taxes	(216)	393
Other, net	411	2,456
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	(7,059)	(27,623)
Inventories	(6,004)	35
Other current assets and other assets	6,144	165
Accounts payable	(17,789)	5,332
Accrued expenses and other non-current liabilities	(37,561)	(31,903)
Net cash used in operating activities	(43,012)	(37,488)
Cash Flows from Investing Activities
Acquisitions, net of cash acquired	(54,539)	(264)
Net proceeds from sale of property and equipment	52	22
Purchases of property, plant, and equipment	(2,822)	(3,132)
Net cash used in investing activities	(57,309)	(3,374)
Cash Flows from Financing Activities
Long-term debt payments	—	(210,000)
Payment of debt issuance costs	—	(1,235)
Purchase of treasury stock at market prices	(4,184)	(2,151)
Net proceeds from issuance of common stock	24	139
Net cash used in financing activities	(4,160)	(213,247)
Effect of exchange rate changes on cash	(916)	612
Net decrease in cash and cash equivalents	(105,397)	(253,497)
Cash and cash equivalents at beginning of year	191,363	297,006
Cash and cash equivalents at end of period	$85,966	$43,509

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31, 2020
	As Reported In GAAP Statements	Restructuring Charges	Senior Leadership Transition Costs	Acquisition Related Items	Adjusted Financial Measures
Net Sales
Renewable Energy & Conservation	$96,497	$—	$—	$—	$96,497
Residential Products	103,419	—	—	—	103,419
Industrial & Infrastructure Products	49,801	—	—	—	49,801
Less Inter-Segment Sales	(278)	—	—	—	(278)
	49,523	—	—	—	49,523
Consolidated sales	249,439	—	—	—	249,439

Income from operations
Renewable Energy & Conservation	5,699	18	—	1,001	6,718
Residential Products	13,725	221	—	—	13,946
Industrial & Infrastructure Products	3,989	(2)	—	—	3,987
Segments Income	23,413	237	—	1,001	24,651
Unallocated corporate expense	(8,223)	54	2,226	259	(5,684)
Consolidated income from operations	15,190	291	2,226	1,260	18,967

Interest income	(47)	—	—	—	(47)
Other expense	192	—	—	—	192
Income before income taxes	15,045	291	2,226	1,260	18,822
Provision for income taxes	2,986	73	—	316	3,375
Net income	$12,059	$218	$2,226	$944	$15,447
Net earnings per share - diluted	$0.37	$0.01	$0.06	$0.03	$0.47

Operating margin
Renewable Energy & Conservation	5.9%	—%	—%	1.0%	7.0%
Residential Products	13.3%	0.2%	—%	—%	13.5%
Industrial & Infrastructure Products	8.1%	—%	—%	—%	8.1%
Segments Margin	9.4%	0.1%	—%	0.4%	9.9%
Consolidated	6.1%	0.1%	0.9%	0.5%	7.6%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31, 2019
	As Reported In GAAP Statements	Restructuring Charges	Senior Leadership Transition Costs	Debt Repayment	Adjusted Financial Measures
Net Sales
Renewable Energy & Conservation	$68,837	$—	$—	$—	$68,837
Residential Products	103,709	—	—	—	103,709
Industrial & Infrastructure Products	55,188	—	—	—	55,188
Less Inter-Segment Sales	(317)	—	—	—	(317)
	54,871	—	—	—	54,871
Consolidated sales	227,417	—	—	—	227,417

Income from operations
Renewable Energy & Conservation	1,632	94	—	—	1,726
Residential Products	12,090	151	—	—	12,241
Industrial & Infrastructure Products	4,129	(33)	—	—	4,096
Segments income	17,851	212	—	—	18,063
Unallocated corporate expense	(7,285)	7	2,495	—	(4,783)
Consolidated income from operations	10,566	219	2,495	—	13,280

Interest expense	2,061	—	—	(1,041)	1,020
Other expense	589	—	—	—	589
Income before income taxes	7,916	219	2,495	1,041	11,671
Provision for income taxes	1,571	54	621	260	2,506
Net income	$6,345	$165	$1,874	$781	$9,165
Net earnings per share - diluted	$0.19	$0.01	$0.06	$0.02	$0.28

Operating margin
Renewable Energy & Conservation	2.4%	0.1%	—%	—%	2.5%
Residential Products	11.7%	0.1%	—%	—%	11.8%
Industrial & Infrastructure Products	7.5%	(0.1)%	—%	—%	7.5%
Segments margin	7.8%	0.1%	—%	—%	7.9%
Consolidated	4.6%	0.1%	1.1%	—%	5.8%